Exhibit 32.01

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bahamas Concierge, Inc.  (the “Company”) on Form 10-Q for the period ending February 28, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sondra Trust, President, Chief Executive Officer, and Director, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sondra Trust
By: Sondra Trust
Its: President, Chief Executive Officer, Director

Dated: October 23, 2015

/s/ Nina Goldstein
By: Nina Goldstein
Its: Chief Financial Officer

Dated: October 23, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.